                      CV THERAPEUTICS, INC.

                2000 Nonstatutory Incentive Plan
         Adopted by the Board of Directors July 19, 2000
 Amended and Restated by the Board of Directors February 9, 2001
  Amended and Restated by the Board of Directors July 20, 2001 Amended and Restated by the Board of Directors December 9, 2001
Amended and Restated by the Board of Directors February 25, 2002


1.   Purposes.

     (a) Eligible Stock Award Recipients. Only Eligible Participants may receive Stock Awards under this Plan.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which Eligible Participants may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.   Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)  "Board" means the Board of Directors of the Company.

(c)  "Code" means the Internal Revenue Code of 1986, as amended.

(d) "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e)  "Common Stock" means the common stock of the Company.

(f) "Company" means CV Therapeutics, Inc., a Delaware corporation.

(g) "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or
(ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include Directors.

(h) "Continuous Service" means that the Holder's service with the Company or an Affiliate, whether as an Employee or Consultant, is not interrupted or terminated. The Holder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Holder renders service to the Company or an Affiliate as an Employee or Consultant or a change in the entity for which the Holder renders such service, provided that there is no interruption or termination of the Holder's service to the Company or an Affiliate. For example, a change in status without interruption from an Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service. The
Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i) "Director" means a member of the Board of Directors of the Company.

(j) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(k) "Eligible Participant" means any Employee or Consultant; provided, however, that except as provided in the following sentence, no Employee or Consultant who is a Director or an Officer may be granted Stock Awards under this Plan. Notwithstanding the preceding sentence, an Officer may be an Eligible Participant if he or she is granted a Stock Award in connection with his or her initial commencement of employment with the Company and such grant is an essential inducement to his or her entering into a contract of employment with the Company.

(l) "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) "Holder" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder. Incentive
Stock Options may not be granted under the Plan.

(q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(r) "Officer" means a person who is either (i) an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder or (ii) an officer of the Company within the meaning of Section 4310(c)(25)(G)(i) of the NASD Manual and Notices to Members (the "NASD Manual"), or any successor provision thereto.

(s) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

(t) "Option Agreement" means a written or electronic agreement between the Company and an Optionholder evidencing certain terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v)   "Plan" means this CV Therapeutics, Inc. 2000 Nonstatutory
Incentive Plan.

(w)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange
Act or any successor to Rule 16b-3, as in effect from time to time.

(x) "Securities Act" means the Securities Act of 1933, as amended.

(y)  "Stock Award" means any Option granted under the Plan.

(z) "Stock Award Agreement" means a written agreement between the Company and a Holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   Administration.

     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).


(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the
Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock
Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common
Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any

Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)     To amend the Plan or a Stock Award as provided in
Section 11.

(iv) To terminate or suspend the Plan as provided in Section 12.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one
(1) or more members of the Board. The term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.   Shares Subject to the Plan.

     (a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate One Million Three Hundred and Thirty Five Thousand Three Hundred and Twenty Five (1,335,325) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   Eligibility.

     (a) Eligibility for Specific Stock Awards. Stock Awards may be granted only to Eligible Participants.

(b) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such

Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.   Option Provisions.

     (a)  Each Option shall be in such form and shall contain such
terms  and  conditions as the Board shall deem appropriate.   The
provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(b) Option Exercise Price. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(d) In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(d) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)  Death of Optionholder.  In the event (i) an Optionholder's
Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.   Covenants of the Company.

     (a)   Availability of Shares.  During the terms of the Stock
Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

8.   Use of Proceeds from Stock.

     (a) Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

9.   Miscellaneous.

     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any
part   thereof   will   vest  in  accordance   with   the   Plan,
notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Holder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Holder has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Holder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause or (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate.

(d) Investment Assurances. The Company may require a Holder, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Holder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Holder is acquiring Common Stock subject to the Stock Award for the Holder's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Holder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Holder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Holder as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

10.   Adjustments upon Changes in Stock.

     (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through
merger,    consolidation,    reorganization,    recapitalization,
reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the
Company),  the  Plan  will  be  appropriately  adjusted  in   the
class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Change of Control. (i) Subject to clause (ii) below, in the event of a Change of Control, to the extent permitted by law, any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or substitute similar stock awards (including awards to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Holders whose Continuous Service has not terminated, the time during which such Stock Awards may be exercised shall be accelerated in full, and the Stock Awards shall terminate if not exercised at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised prior to such event.

(d) (ii) In the event of a Change of Control not approved by the Board, each outstanding Stock Award under the Plan shall become fully vested, and the Company's right of repurchase shall lapse with respect to shares received upon exercise of a Stock Award prior to full vesting, notwithstanding the terms of the Stock Award or any early exercise stock purchase agreement, immediately prior to the consummation of such Change of Control.

(e) For purposes of this Plan, "Change of Control" means: (i) a sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, equal or greater stock voting power); (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or
(iv) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred.

11.   Amendment of the Plan and Stock Awards.

     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in
Section 10 relating to adjustments upon changes in Common  Stock,
no   amendment  shall  be  effective  unless  approved   by   the
stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code,
Rule   16b-3  or  any  Nasdaq  or  securities  exchange   listing
requirements.

(b) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible

Employees with the maximum benefits provided or to be provided under the provisions of the Code.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Holder and (ii) the Holder consents in writing.

(d) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Holder and (ii) the Holder consents in writing. Notwithstanding the foregoing, the Board shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce its exercise price. Furthermore, no Option shall be canceled and replaced with grants having a lower exercise price without the further approval of stockholders of the Company.

12.   Termination or Suspension of the Plan.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock
Award granted while the Plan is in effect except with the written consent of the Holder.

13.   Effective Date of Plan.

     (a) The Plan shall become effective upon its adoption by the Board.

14.   Choice of Law/Interpretation.

     (a) The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules. Notwithstanding the foregoing, it is expressly intended that approval of the Company's stockholders not be required as a condition of the effectiveness of the Plan, and the Plan's provisions shall be interpreted in a manner consistent with such intent for all purposes (including without limitation, for purposes of determining whether stockholder approval of the Plan is necessary pursuant to the NASD Manual or any successor provisions thereto).